SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2007

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300
Saint Paul, Minnesota	55101
(Address of Principal Executive Offices)	(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into Material Definitive Agreement

On February 28, 2007, Gander Mountain Company (the “Company”) entered into Amendment Agreement No. 2 to its Second Amended and Restated Loan and Security Agreement with Bank of America, N.A., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein.  Primarily, this amendment amends the definition of EBITDA (as defined under the Second Amended and Restated Loan and Security Agreement) and decreases certain interest rates on the Company’s term loans.

The foregoing description of Amendment Agreement No. 2 to the Second Amended and Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and is incorporated into Item 1.01 of this Form 8-K by reference.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

10                                   Amendment Agreement No. 2, dated February 28, 2007, to Second Amended and Restated Loan and Security Agreement, dated March 3, 2006, among Gander Mountain Company, Bank of America, N.A., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: March 5, 2007	/s/ Eric R. Jacobsen
Eric R. Jacobsen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

10

Amendment Agreement No. 2, dated February 28, 2007, to Second Amended and Restated Loan and Security Agreement, dated March 3, 2006, among Gander Mountain Company, Bank of America, N.A., as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein

Filed Electronically